UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
August 27, 2020
Date of Report
(Date of earliest event reported)

BLUCORA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3200 Olympus Blvd, Suite 100
Dallas, Texas 75019
(Address of principal executive offices)
(972) 870-6400
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BCOR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 27, 2020, the Board of Directors (the “Board”) of Blucora, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, voted to increase the size of the Board from eight (8) members to nine (9) members and appoint Karthik Rao to the Board to fill the resulting vacancy, with such appointment to take effect on August 28, 2020. The Board has determined that Mr. Rao meets the independence requirements of the Securities and Exchange Commission (the “SEC”) and the NASDAQ Stock Market. The Board has appointed Mr. Rao to serve on the Compensation Committee of the Board, with such committee appointment to take effect on August 28, 2020.
Mr. Rao, age 46, currently serves as the Chief Operating Officer for Nielsen Global Media, a global provider of data, information and technology to the media and advertising industries, a role he has held since February 2020. Prior to this role, Mr. Rao has held a variety of executive positions within the Nielsen Corporation, spanning the United States, Middle East and Asia for Nielsen’s Connect and Media businesses where he most recently held the title of Chief Product, Technology & Operations Officer for Global Media from January 2019 to February 2020. Mr. Rao served as the CEO of Portfolio/Gracenote from January 2017 to December 2018. He has also served as the President of Agencies/Advertisers Division from December 2015 to December 2016, EVP of Digital Enablement from September 2014 to November 2015 as well as Managing Director for Media Analytics from July 2012 to August 2014. From March 2011 to July 2012, Mr. Rao served as the Managing Director-Greater China. From January 2009 to February 2011, he served as the Regional Managing Director-Asia Pacific, Consumer Insights & BASES. Prior to that, Mr. Rao held the position of Vice President/Country Leader-BASES from January 2007 to December 2008 and Director, Client Consulting from August 2000 to December 2006. Mr. Rao serves on the Diversity Council at Nielsen as the Executive Sponsor of the Asian American Employee Resource Group. Mr. Rao has served as a board member for OpenSlate, a global source of brand safety and contextual analytics for digital video content, since 2019. He also has served as a member of the board for NCSolutions since 2019. Mr. Rao holds an M.A. in Economics from Loyola University, Chennai, India and a M.B.A in marketing from Illinois State University.
For his service on the Board, Mr. Rao will receive compensation as a non-employee director in accordance with the Company’s Non-Employee Director Compensation Policy (the “Policy”), which was approved by the Compensation Committee of the Board and adopted by the Company effective as of May 23, 2019. A copy of the Policy was included as Exhibit 10.2 of the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 8, 2019, and is incorporated herein by reference.
There are no arrangements or understandings between Mr. Rao and any other persons pursuant to which he was selected to serve as a director the Company. In addition, there are no transactions between the Company and Mr. Rao or his immediate family members requiring disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”).
Item 7.01 Regulation FD Disclosure.
On August 27, 2020, the Company issued a press release announcing that Mr. Rao was appointed to the Board. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No	Description

99.1	Press Release dated August 27, 2020.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 27, 2020

BLUCORA, INC.

	By	/s/ Ann J. Bruder
Ann J. Bruder
Chief Legal, Development and
Administrative Officer and Secretary